Exhibit 10.33

CLAYTON UTZ

Controlled Placement Deed

G Medical Innovations Holdings Limited

Company

Acuity Capital Investment Management Pty Ltd as trustee for the Acuity Capital Holdings Trust

Option Holder

Clayton Utz

Lawyers

Level 18 333 Collins Street Melbourne VIC 3000 Australia

DX 38451 333 Collins VIC

T +61 3 9286 6000 F +61 3 9629 8488

www.claytonutz.com

Our reference 934/18421/80140880

	9.2	Reimbursements and similar payments	13
	9.3	GST payable	13
	9.4	Variation to GST payable	13
10.	Notices		13
	10.1	How notice is to be given	13
	10.2	When notice taken is to be received	14
11.	Entire agreement		14
12.	General		14
	12.1	Amendments	14
	12.2	Assignment	14
	12.3	Consents	14
	12.4	Costs	14
	12.5	Counterparts	14
	12.6	Further acts and documents	15
	12.7	Severance	15
	12.8	Waivers	15
13.	Governing law and jurisdiction		15
	13.1	Governing law and jurisdiction	15
Schedule 1 Warranties			17
Schedule 2 Option Exercise Request			20
Schedule 3 Option Exercise Notice			21
Schedule 4 Fees			22
Schedule 5 Trustee limitation of liability			23
Schedule 6 Suspension			23

Controlled Placement Deed dated 5 September 2018

Parties	G Medical Innovations Holdings Limited ARBN 617 204 743 of Willow House Cricket Sq, Grand Cayman, Cayman Islands (Company)

Acuity Capital Investment Management Pty Ltd ACN 132 459 093 as trustee for the Acuity Capital Holdings Trust of Level 24, International Tower Three, 300 Barangaroo Avenue, Sydney NSW 2000 (Option Holder)

Background

A.	The Company is a public company which is listed on the ASX.

B.	The Company has agreed to grant to the Option Holder an option for the Option Holder or its nominee to subscribe for Shares on the terms and conditions set out in this deed.

Operative provisions

1.	Definitions and interpretation

1.1	Definitions

In this deed:

ASIC means the Australian Securities and Investments Commission.

ASX means ASX Limited ACN 008 624 691 or the equities market operated by it, as the context requires.

Business means the business conducted by the Company.

Business Day means a day that is not a Saturday, Sunday or public holiday and on which the banks are open for business generally in Sydney, New South Wales.

Completion means completion of the issue of the Shares in accordance with clause 4.

Completion Date has the meaning given in clause 2.6(d) and 4.3, or where the context allows, in clause 4.4(d).

Corporations Act means Corporations Act 2001 (Cth).

Encumbrance means a mortgage, charge, pledge, lien, encumbrance, security interest, title retention, preferential right, trust arrangement, contractual right of set-off, or any other security agreement or arrangement in favour of any person, whether registered or unregistered, including any Security Interest.

Exercise Price means, in respect of the Shares the subject of each Option Exercise Notice, a price per Share equal to the greater of:

(a)	90% of the volume weighted average price of Shares traded by the Option Holder on ASX during the relevant Valuation Period as notified to the Company by the Option Holder; and

(b)	the Floor Price for the relevant Valuation Period,

as modified for applicable fee rebates in accordance with Schedule 4, and Exercise Price Adjustment, any Reorganisation or for dividends.

Exercise Price Adjustment has the meaning given in clause 2.9.

Exercise Value means the Option Shares multiplied by the Exercise Price (ignoring any Exercise Price Adjustment in accordance with clause 2.9).

Floor Price is the minimum price at which the Company will issue Shares to the Option Holder on the Completion Date for a given Valuation Period in relation to the relevant Option Exercise Request as specified in the Option Exercise Request.

GST has the meaning given in the GST Act.

GST Act means A New Tax System (Goods and Services Tax) Act 1999 (Cth).

Indemnified Losses means, in relation to any fact, matter or circumstance, all losses, costs, charges, damages, expenses, penalties and other liabilities arising out of or in connection with that fact, matter or circumstance including all legal and other professional expenses on a solicitor-client basis incurred in connection with investigating, disputing, defending or settling any claim, action, demand or proceeding relating to that fact, matter or circumstance (including any claim, action, demand or proceeding based on the terms of this deed).

Issuance Discount means, in respect of the Shares the subject of each Option Exercise Notice, the difference between the volume weighted average price of Shares traded by the Option Holder on ASX during the relevant Valuation Period as notified to the Company by the Option Holder and the Exercise Price.

Listing Rules means the listing rules of ASX.

Maximum Exercise Value has the meaning given in clause 2.4(d)

Maximum Option Shares is such number of Option Shares as are permitted to be issued:

●	without approval of the Company’s shareholders under Listing Rule 7.1 and 7.1A from time to time; or

●	where the Company has received shareholder approval at a meeting of its shareholders to issue in excess of that allowable under Listing Rule 7.1 and 7.1A, the number of shares allowable in accordance with that meeting.

Maximum Option Size is $10,000,000. The Maximum Option Size cannot be exercised in full if it requires the Company to issue more than the Maximum Option Shares.

Option has the meaning given in clause 2.1.

Option Exercise Request means a notice given by the Company to the Option Holder substantially in the form set out in Schedule 2.

Option Exercise Notice means a notice given by the Option Holder to the Company substantially in the form set out in Schedule 3.

Option Expiry Date means 31 December 2020. Where Option Expiry Date is not a Business Day, the Option Expiry Date will be the following Business Day.

Option Shares has the meaning given in clause 2.6(b).

Option Start Date means 5 September 2018. Where Option Start Date is not a Business Day, the Option Start Date will be the following Business Day.

Recipient has the meaning given in clause 9.3.

Regulatory Authority means:

(a)	any government or local authority and any department, minister or agency of any government; and

(b)	any other authority, agency, commission or similar entity having powers or jurisdiction under any law or regulation or the listing rules of any recognised stock or securities exchange.

Reorganisation means, in relation to the Company:

(a)	a dividend;

(b)	a bonus issue;

(c)	a return or reduction of capital or buy-back whether by way of a distribution of cash or other assets of the Company;

(d)	any share split, consolidation, subdivision or similar action in relation to the share capital of the Company; or

(e)	any other reorganisation, recapitalisation or reclassification or similar event in relation to the share capital of the Company.

Security Interest has the meaning given in section 12 of the Personal Property Securities Act 2009 (Cth).

Shares means fully paid ordinary shares in the capital of the Company.

Supplier has the meaning given in clause 9.3.

Tax means any tax, levy, excise, duty, charge, surcharge, contribution, withholding tax, impost or withholding obligation of whatever nature, whether direct or indirect, by whatever method collected or recovered, together with any fees, penalties, fines, interest or statutory charges.

Trust means the Acuity Capital Holdings Trust as defined in clause 7.1 and referred to in Schedule 5.

Trustee means Acuity Capital Investment Management Pty Ltd ACN 132 459 093 as trustee of the Trust.

Unrebated Fees has the meaning given in Schedule 4.

Valuation Period means the period specified by the Company to the Option Holder in the Option Exercise Request in accordance with clause 2.5.

Warranties means the warranties set out in in this deed, including Schedule 1.

1.2	Business Days

If the day on which any act to be done under this deed is a day other than a Business Day, that act must be done on or by the immediately preceding Business Day except where this deed expressly specifies otherwise.

1.3	General rules of interpretation

In this deed headings are for convenience only and do not affect interpretation and, unless the contrary intention appears:

(a)	a word importing the singular includes the plural and vice versa, and a word of any gender includes the corresponding words of any other gender;

(b)	the word including or any other form of that word is not a word of limitation;

(c)	if a word or phrase is given a defined meaning, any other part of speech or grammatical form of that word or phrase has a corresponding meaning;

(d)	a reference to a person includes an individual, the estate of an individual, a corporation, a Regulatory Authority, an incorporated or unincorporated association or parties in a joint venture, a partnership and a trust;

(e)	a reference to a party includes that party’s executors, administrators, successors and permitted assigns, including persons taking by way of novation and, in the case of a trustee, includes any substituted or additional trustee;

(f)	a reference to a document or a provision of a document is to that document or provision as varied, novated, ratified or replaced from time to time;

(g)	a reference to this deed is to this deed as varied, novated, ratified or replaced from time to time;

(h)	a reference to a party, clause, schedule, exhibit, attachment or annexure is a reference to a party, clause, schedule, exhibit, attachment or annexure to or of this deed, and a reference to this deed includes all schedules, exhibits, attachments and annexures to it;

(I)	a reference to an agency or body if that agency or body ceases to exist or is reconstituted, renamed or replaced or has its powers or function removed (obsolete body), means the agency or body which performs most closely the functions of the obsolete body;

(j)	a reference to a statute includes any regulations or other instruments made under it (delegated legislation) and a reference to a statute or delegated legislation or a provision of either includes consolidations, amendments, re-enactments and replacements;

(k)	a reference to $ or dollar is to Australian currency; and

(I)	this deed must not be construed adversely to a party just because that party prepared it or caused it to be prepared.

2.	Option

2.1	Grant of Option

The Company irrevocably grants to the Option Holder an option to require the Company to issue and allot Shares to the Option Holder or its nominee for the Exercise Price per share on the terms and conditions set out in this deed (Option).

2.2	Consideration for Option

In consideration for the grant of the Option, the Option Holder pays to the Company the sum of $10 (receipt of which the Company hereby acknowledges).

2.3	Exercise of Option

(a)	The Option Holder may only exercise the Option after it has received an Option Exercise Request.

(b)	The Company may issue an Option Exercise Request at any time following the date of this deed up to one Business Day prior to the Option Expiry Date.

(c)	The Option Holder is not obliged to exercise the Option.

(d)	The Option Holder may exercise the Option for the Valuation Period relating to a given Option Exercise Request received from the Company by giving the Company an Option Exercise Notice.

(e)	The Option Holder may exercise the Option for one or more Valuation Periods.

(f)	The Option cannot be exercised for a Valuation Period to the extent it requires the Company to issue more than the Maximum Option Shares in any 12 month period.

2.4	Option Exercise Request

An Option Exercise Request:

(a)	May be sent by the Company to the Option Holder at any time from and including the Option Start Date to and including one Business Day prior to the Option Expiry Date;

(b)	Must specify the Valuation Period;

(c)	Must specify the Floor Price applicable to the relevant Valuation Period;

(d)	Must specify one or both of the following:

(i)	the maximum dollar value of shares to be issued by the Company, for the relevant Valuation Period (Maximum Exercise Value); and

(ii)	the maximum number of shares to be issued by the Company, for the relevant Valuation Period (Maximum Number of Exercise Shares);

(e)	Must not specify:

(i)	a Maximum Exercise Value which when added to the sum of the product of all Option Shares and Exercise Prices in respect of previous Option Exercise Notices, in aggregate exceeds the Maximum Option Size; or

(ii)	a Maximum Number of Exercise Shares which when added to all Option Shares issued in respect of previous Option Exercise Notices, in aggregate exceeds the Maximum Option Shares.

(f)	Must be given by 4pm on the Business Day before the requested Valuation Period Start Date;

(g)	Must be signed by, or on behalf of, the Company;

(h)	Must be in substantially the same form provided for in Schedule 2;

(i)	Once given, may be amended by Notice in writing at the discretion of the Company to change the Valuation Period End Date (such new Valuation Period End Date to be a date after the date of the Notice); and

(j)	Once given, may only be revoked with the consent of the Option Holder.

The Option Holder and the Company may agree from time to time agree to alter the form of the Option Exercise Request to include additional information.

2.5	Valuation Period

The Valuation Period must be included by the Company in an Option Exercise Request delivered to the Option Holder under clause 2.4 and must:

(a)	Specify a start date for the Valuation Period that is a Business Day (Valuation Period Start Date);

(b)	Specify an end date for the Valuation Period that is a Business Day (Valuation Period End Date), which is on or after the Valuation Period Start Date. The Valuation Period End Date must be a date no later than one Business Day prior to the Option Expiry Date;

(c)	Be for a period which:

(i)	is no less than one Business Day and no more than 20 Business Days; and

(ii)	must not overlap with any previous Valuation Period.

2.6	Option Exercise Notice

An Option Exercise Notice:

(a)	May be sent by the Option Holder to the Company at any time, but no later than five Business Days after the Valuation Period End Date, unless otherwise agreed with the Company;

(b)	Must specify the number of Shares to be issued by the Company (Option Shares) which may be (at the sole election of the Option Holder) any number of Option Shares:

(i)	up to but not exceeding the Maximum Number of Exercise Shares; or

(ii)	which when multiplied by the Exercise Price does not exceed the Maximum Exercise Value;

(c)	Must specify the Exercise Price, which is equal to the price per Option Share;

(d)	Must specify a date on which Completion is to take place (Completion Date). This date must be no more than seven (7) Business Days after the Valuation Period End Date, unless otherwise agreed with the Company;

(e)	Must be signed by, or on behalf of, the Option Holder;

(f)	Must specify the name and address of the nominee if the Option Shares are to be issued to a nominee of the Option Holder; and

(g)	Must be in substantially the same form provided for Schedule 3.

2.7	Lapse of Option

The Option will lapse on the Option Expiry Date.

2.8	Early termination of Option by the Company

(a)	The Company may terminate the Option prior to the Option Expiry Date by giving a written notice to the Option Holder (Termination Notice).

(b)	The Termination Notice must specify a date on which the Controlled Placement Deed terminates that is not less than five Business Days from the date of the Termination Notice (Termination Date).

(c)	Where the Termination Date is during a Valuation Period, the Valuation Period End Date for the relevant period will be taken to be the Termination Date.

(d)	For the avoidance of doubt, the Option Holder may issue an Option Exercise Notice to the Company for the Option Exercise Request affected by the termination notice.

(e)	Notwithstanding the termination, the Company must comply with any obligations of the Company arising prior to the Termination Date under this deed, including:

(i)	to issue any Option Shares in accordance with clause 4; and

(ii)	to pay any outstanding Fees (including the Termination Fee (if applicable)) set out in Schedule 4.

2.9	Not used

3.	Fees

3.1	Fees payable by the Company

The Company agrees to pay the Option Holder the Fees set out in Schedule 4 on the terms and conditions set out therein.

3.2	Company payment obligations

The Company must pay the Fees to the Option Holder by no later than the dates specified in Schedule 4 by:

(a)	electronic funds transfer to the account of an Australian bank specified by the Option Holder and confirmed by the Company to the Option Holder by notice;

(b)	unendorsed bank cheque drawn on an Australian bank or other immediately available funds; or

(c)	in any other manner reasonably required by the Option Holder in writing.

4.	Completion

4.1	Subscription and issue

On Completion:

(a)	the Option Holder (or its nominee) must subscribe at the Exercise Price for the Option Shares specified in the relevant Option Exercise Notice; and

(b)	the Company must issue to the Option Holder for the Exercise Price the Option Shares specified in the relevant Option Exercise Notice.

4.2	Issue not for the purpose of on-sale

The Company acknowledges that it is not granting the Option or issuing the Option Shares for the purpose of the Option Holder (or its nominee) selling or transferring the Option Shares, or granting, issuing or transferring interests in, or options over, the Option Shares.

4.3	Time and place for Completion

In respect of each Option Exercise Notice given under this deed, Completion must take place at Level 2, 261 George Street, Sydney NSW 2000 at 9.00am on the Completion Date, or at any other place, date or time as the Company and the Option Holder agree in writing.

4.4	Company’s obligations

The Company must:

(a)	no later than the relevant Completion Date:

(i)	issue to the Option Holder (or its nominee) the Option Shares free from all Encumbrances; and

(ii)	apply to ASX for the Option Shares to be immediately quoted on ASX, including by signing and lodging with ASX an Appendix 3B in respect of the Option Shares;

(b)	as soon as is reasonably practicable despatch (or have the Company’s share registry despatch) holding statements to the Option Holder in respect of the Option Shares;

(c)	in circumstances where the Company is permitted to issue either a notice under section 708A(6) of the Corporations Act or a prospectus, at the time of issue of the Option Shares:

(i)	on and from Completion do all things necessary to ensure that the Option Shares can be transferred by the Option Holder (or its nominee) on and from Completion without the need for disclosure under the Corporations Act (or other applicable law), including by giving to ASX a notice under section 708A(6) of the Corporations Act or issuing a cleansing prospectus at the time of issue of the Option Shares; and

(ii)	on the issue of the Option Shares, ensure that at that time all material information (including any inside information and any information that will be disclosed to satisfy the requirements of Case 1 of section 708A of the Corporations Act) is disclosed to ASX.

(d)	in circumstances where the Company is not permitted to issue either a notice under section 708A(6) of the Corporations Act or a cleansing prospectus, at the time of the Completion Date stated in the Option Exercise Request, the Company must give Notice as soon as is reasonably practicable in writing to the Option Holder to extend the Completion Date (“Extended Completion Notice”). The Extended Completion Notice must state a new Completion date which must be the earlier of:

(i)	The soonest available time which the company is permitted to issue a notice under 708A(6) or issue a prospectus;

(ii)	20 Business Days; and

(iii)	15 Business Days, prior to the Option Expiry Date,

with such date becoming the new Completion Date for the relevant Option Exercise Notice.

4.5	Option Holder payment obligations

The Option Holder must pay, or procure that its nominee pays, an amount equal to the Exercise Price multiplied by the number of Option Shares exercised to the Company by no later than the Completion Date by:

(a)	electronic funds transfer to the account of an Australian bank specified by the Company and confirmed by the Option Holder to the Company by notice; or

(b)	in any other manner reasonably required by the Company in writing.

4.6	Interdependence of obligations at Completion

The obligations of the parties under clauses 4.4(a) and 4.5 are interdependent and must be performed, as nearly as possible, simultaneously. If any obligation specified in clauses 4.4(a) or 4.5 is not performed on or before Completion then, without limiting any other rights of the parties, Completion is taken not to have occurred and any document delivered under clause 4.4(a) or payment made under clause 4.5 must be returned to the party that delivered it or paid it.

5.	Reorganisation

Where the Company undertakes any Reorganisation prior to the lapse of the Option, the Option Holder may adjust the terms of the Option such that the Option Holder is placed in no worse an economic position than if the Reorganisation had not taken place.

For the avoidance of doubt the Company and the Option Holder agree that the mutual intent of the Parties is to preserve the proportionality of the Option Holder’s Option Shares upon issue should a Reorganisation occur after an Option Exercise Request has been issued by the Company and before the relevant Completion Date relating to such Option Exercise Notice has taken place.

6.	Company Warranties

6.1	Warranties

The Company warrants to the Option Holder that each Warranty is true and correct and not misleading or deceptive (including by omission) from the date of execution of this deed up to and including the Option Expiry Date, except where the Warranty specifies that an alternative period should apply.

6.2	Reliance

The Company acknowledges that the Option Holder has entered into this deed in reliance on the Warranties.

6.3	Warranties separate

Each Warranty is to be treated as a separate warranty and is not limited by reference to any other warranty or any other provision of this deed.

6.4	Survival

Each Warranty will remain in full force and effect after Completion and a claim for breach of Warranty shall not be limited to breaches identified before Completion.

6.5	Warranties not limited by inquiries or knowledge

No Warranty is excluded or limited by:

(a)	any inquiry or investigation made by or on behalf of the Option Holder or any of its representatives;

(b)	any actual or constructive knowledge of the Option Holder or any of its representatives that any Warranty is or may be incorrect; or

(c)	any other act, matter or thing.

6.6	Indemnity for breach of Warranty

Without limiting any other remedy available to the Option Holder, the Company indemnifies the Option Holder against, and must pay to the Option Holder on demand:

(a)	the amount of any Indemnified Loss suffered or incurred by the Option Holder arising out of or in connection with the breach of any Warranty; and

(b)	an amount equal to any additional Tax assessable on the Option Holder arising out of or in connection with the receipt by the Option Holder of a payment under this clause 6.6.

6.7	Adjustment

Any payment made to the Option Holder for a breach of Warranty may be treated as an adjustment to the Exercise Price.

7.	Option Holder Warranties

7.1	Capacity and authorisation

Acuity Capital Investment Management Pty Ltd (Trustee) has entered into this deed as trustee for the Acuity Capital Holdings Trust (Trust). The provisions contained in this clause 7.1 and the provisions contained in Schedule 5 will apply to the Trustee for so long as it serves as trustee for the Trust. The Trustee is a company properly incorporated and validly existing under the laws of Australia, has the legal right and full corporate power and capacity to execute, deliver and perform its obligations under this deed and has obtained all necessary authorisations and consents and taken all other actions necessary to enable it to do so.

7.2	Valid obligations

This deed constitutes (or will when executed constitute) valid legal and binding obligations of the Option Holder in accordance with its terms and is enforceable against the Option Holder in accordance with its terms.

7.3	Eligible investor

The Option Holder is a person who falls within an exempt offer category set forth in section 708 of the Corporations Act.

7.4	Breach or default

The execution, delivery and performance of this deed by the Option Holder does not and will not result in a breach of or constitute a default under:

(a)	any agreement to which the Option Holder is party;

(b)	any provision of the constitution of the Option Holder; or

(c)	any law or regulation or any order judgment or determination of any court or Regulatory Authority by which the Option Holder is bound.

7.5	Solvency

None of the following events has occurred in relation to the Option Holder:

(a)	a receiver, receiver and manager, liquidator, provisional liquidator, administrator or trustee is appointed in respect of the Option Holder or any of its assets or anyone else is appointed who (whether or not as agent for the Option Holder) is in possession, or has control, of any of the Option Holder’s assets for the purpose of enforcing an Encumbrance;

(b)	an event occurs that gives any person the right to seek an appointment referred to in paragraph (a);

(c)	an application is made to court or a resolution is passed or an order is made for the winding up or dissolution of the Option Holder or an event occurs that would give any person the right to make an application of this type;

(d)	the Option Holder proposes or takes any steps to implement a scheme of arrangement or other compromise or arrangement with its creditors or any class of them;

(e)	the Option Holder stops paying its debts when they become due or is declared or taken under any applicable law to be insolvent or the Option Holder’s board of directors resolves that the Option Holder is, or is likely to become at some future time, insolvent;

(f)	any person in whose favour the Option Holder has granted any Encumbrance becomes entitled to enforce any security under that Encumbrance or any floating charge under that Encumbrance crystallises; or

(g)	any event under any law which is analogous to, or which has a substantially similar effect to, any of the events referred to in paragraphs (a) to (f).

8.	Confidentiality

8.1	No announcement or other disclosure of transaction

Except as permitted by clause 8.2 each party must keep confidential the existence of and the terms of this deed and all negotiations between the parties in relation to the subject matter of this deed.

8.2	Permitted disclosure

Nothing in this deed prevents a person from disclosing matters referred to in clause 8.1:

(a)	if disclosure is required to be made by law or the rules of a recognised stock or securities exchange and the party whose obligation it is to keep matters confidential or procure that those matters are kept confidential:

(i)	has not through any voluntary act or omission (other than execution of this deed) caused the disclosure obligation to arise; and

(ii)	has before disclosure is made notified the other party of the requirement to disclose and, where the relevant law or rules permit and where practicable to do so, given the other party a reasonable opportunity to comment on the requirement for and proposed contents of the proposed disclosure;

(b)	if disclosure is reasonably required to enable a party to perform its obligations under this deed;

(c)	to any professional adviser of a party who has been retained to advise in relation to the transactions contemplated by this deed or any auditor of a party who reasonably requires to know;

(d)	with the prior written approval of the other party; or

(e)	where the matter has come into the public domain otherwise than as a result of a breach by any party of this deed.

9.	GST

9.1	Interpretation

The parties agree that:

(a)	except where the context suggests otherwise, terms used in this clause 9 have the meanings given to those terms by the GST Act (as amended from time to time); and

(b)	any consideration that is specified to be inclusive of GST must not be taken into account in calculating the GST payable in relation to a supply for the purpose of this clause.

9.2	Reimbursements and similar payments

Any payment or reimbursement required to be made under this deed that is calculated by reference to a cost, expense, or other amount paid or incurred will be limited to the total cost, expense or amount less the amount of any input tax credit to which an entity is entitled for the acquisition to which the cost, expense or amount relates.

9.3	GST payable

If GST is payable in relation to a supply made under or in connection with this deed then any party (Recipient) that is required to provide consideration to another party (Supplier) for that supply must pay an additional amount to the Supplier equal to the amount of that GST at the same time as other consideration is to be provided for that supply or, if later, within five Business Days of the Supplier providing a valid tax invoice to the Recipient.

9.4	Variation to GST payable

If the GST payable in relation to a supply made under or in connection with this deed varies from the additional amount paid by the Recipient under clause 9.3 then the Supplier will provide a corresponding refund or credit to, or will be entitled to receive the amount of that variation from, the Recipient. Any payment, credit or refund under this paragraph is deemed to be a payment, credit or refund of the additional amount payable under clause 9.3.

10.	Notices

10.1	How notice is to be given

Each communication (including each notice, consent, approval, request and demand) under or in connection with this deed:

(a)	must be given by email;

(b)	must be in writing and in English (or accompanied by a certified translation into English);

(c)	must be addressed as follows (or as otherwise notified by that party to each other party from time to time):

(i)	if to the Company:

Attention:	Dr. Yacov Geva

Email:	yacovg@gmedinnovations.com

CC:	Brendan de Kauwe

(ii)	if to the Option Holder:

Attention:	Acuity Capital Execution Team

Email:	execution@acuitycapital.com.au

Cc:	stephen.earl@acuitycapital.com.au

(d)	must be in pdf or other format that is a scanned image of the original of the communication, including a handwritten signature, and be attached to an email that states that the attachment is a communication under this deed.

10.2	When notice taken is to be received

Each communication (including each notice, consent, approval, request and demand) under or in connection with this deed is taken to be received by the addressee at the time the email was sent unless the party sending the email knows or reasonably ought to suspect that the email and the attached communication were not delivered to the addressee’s domain specified in the email address notified for the purposes of this clause 10, but if the communication would otherwise be taken to be received on a day that is not a working day or after 5.00 pm, it is taken to be received at 9.00 am on the next working day (working day meaning a day that is not a Saturday, Sunday or public holiday and on which banks are open for business generally, in the place to which the communication is sent).

11.	Entire agreement

To the extent permitted by law, this deed constitutes the entire agreement between the parties in relation to its subject matter including the issue of the Option Shares and supersedes all previous agreements between the parties in relation to its subject matter.

12.	General

12.1	Amendments

This deed may only be varied by a document signed by or on behalf of each party.

12.2	Assignment

A party cannot assign or otherwise transfer any of its rights under this deed without the prior consent of each other party.

12.3	Consents

Unless this deed expressly provides otherwise, a consent under this deed may be given or withheld in the absolute discretion of the party entitled to give the consent and to be effective must be given in writing.

12.4	Costs

Each party must pay its own costs and expenses in connection with:

(a)	negotiating, preparing, executing and performing this deed; and

(b)	any subsequent consent, agreement, approval, waiver or amendment relating to this deed.

12.5	Counterparts

This deed may be executed in any number of counterparts and by the parties on separate counterparts. Each counterpart constitutes an original of this deed, and all together constitute one deed.

12.6	Further acts and documents

Each party must promptly do, and procure that its employees and agents promptly do, all further acts and execute and deliver all further documents (in form and content reasonably satisfactory to that party) required by law or reasonably requested by another party to give effect to this deed.

12.7	Severance

If any provision or part of a provision of this deed is held or found to be void, invalid or otherwise unenforceable (whether in respect of a particular party or generally), it will be deemed to be severed to the extent that it is void or to the extent of voidability, invalidity or unenforceability, but the remainder of that provision will remain in full force and effect.

12.8	Waivers

Without limiting any other provision of this deed, the parties agree that:

(a)	failure to exercise or enforce, or a delay in exercising or enforcing, or the partial exercise or enforcement of, a right, power or remedy provided by law or under this deed by a party does not preclude, or operate as a waiver of, the exercise or enforcement, or further exercise or enforcement, of that or any other right, power or remedy provided by law or under this deed;

(b)	a waiver given by a party under this deed is only effective and binding on that party if it is given or confirmed in writing by that party; and

(c)	no waiver of a breach of a term of this deed operates as a waiver of another breach of that term or of a breach of any other term of this deed.

13.	Governing law and jurisdiction

13.1	Governing law and jurisdiction

This deed is governed by the law applying in New South Wales, Australia. Each party irrevocably submits to the non-exclusive jurisdiction of the courts having jurisdiction in that state and the courts competent to determine appeals from those courts, with respect to any proceedings that may be brought at any time relating to this deed and waives any objection it may have now or in the future to the venue of any proceedings, and any claim it may have now or in the future that any proceedings have been brought in an inconvenient forum, if that venue is in accordance with the provisions of this clause 13.1.

Signed as a deed.

Executed by G Medical Innovations Holdings Limited ARBN 617 204 743 in accordance with section 127 of the Corporations Act 2001 (Cth):

/s/ Yacov Geva
Signature of director	Signature of company secretary/director

Yacov Geva
Full name of director	Full name of company secreatary/director

Executed by Acuity Capital Investment Management Pty Ltd ACN 132 459 093 as trustee for the Acuity Capital Holdings Trust in accordance with section 127 of the Corporations Act 2001 (Cth):

/s/ Stephen Earl
Signature of sole director of corporate trustee

Stephen Earl
Full name of sole director of corporate trustee

Schedule 1 Warranties

1.	Company

1.1	Capacity and authorisation

The Company:

(a)	is a company properly incorporated and validly existing under the laws of Australia;

(b)	has the legal right and full corporate power and capacity to:

(i)	execute and deliver this deed; and

(ii)	perform its obligations under this deed and each transaction effected by or made under this deed,

and has obtained (or will obtain prior to the issue of any Option Shares) all necessary authorisations and consents and take all other actions necessary to enable it to do so (including all approvals of the shareholders of the Company which may be required under the Listing Rules and the Corporations Act in order for the Company to issue Option Shares to the Option Holder on the exercise of the Option).

1.2	Valid obligations

This deed constitutes (or will when executed constitute) valid legal and binding obligations of the Company in accordance with its terms and is enforceable against the Company in accordance with its terms.

1.3	Breach or default

The execution, delivery and performance of this deed by the Company does not and will not result in a breach of or constitute a default under:

(a)	any agreement to which the Company is party;

(b)	any provision of the constitution of the Company; or

(c)	any law or regulation or any order, judgment or determination of any court or Regulatory Authority by which the Company is bound.

1.4	Solvency

None of the following events has occurred in relation to the Company:

(a)	a receiver, receiver and manager, liquidator, provisional liquidator, administrator or trustee is appointed in respect of the Company or any of its assets or anyone else is appointed who (whether or not as agent for the Company) is in possession, or has control, of any of the Company’s assets for the purpose of enforcing an Encumbrance;

(b)	an event occurs that gives any person the right to seek an appointment referred to in paragraph (a);

(c)	an application is made to court or a resolution is passed or an order is made for the winding up or dissolution of the Company or an event occurs that would give any person the right to make an application of this type;

(d)	the Company proposes or takes any steps to implement a scheme of arrangement or other compromise or arrangement with its creditors or any class of them;

(e)	the Company stops paying its debts when they become due or is declared or taken under any applicable law to be insolvent or the Company’s board of directors resolves that the Company is, or is likely to become at some future time, insolvent;

(f)	any person in whose favour the Company has granted any Encumbrance becomes entitled to enforce any security under that Encumbrance or any floating charge under that Encumbrance crystallises; or

(g)	any event under any law which is analogous to, or which has a substantially similar effect to, any of the events referred to in paragraphs (a) to (f).

2.	Option Shares and share capital

2.1	Valid issue of Option Shares

The Option Shares will upon issue to the Option Holder (or its nominee) have been validly issued and fully paid up.

2.2	Share capital

The shares in the Company details of which are set out in the most recent Appendix 3B disclosed by the Company to ASX prior to the date of this deed constitute, before the issue of the Option Shares, the whole of the issued share capital of the Company and all such shares have been validly issued and fully paid up.

2.3	Option Shares

(a)	Other than on the dates disclosed in Schedule 6 (if any) the Option Shares are in a class of securities that have been, and will be, quoted at all times in the three months before the issue of the Option Shares.

(b)	Trading in the Company’s shares has not been, and will not be, suspended for more than a total of five days in the 12 month period immediately preceding the issue of the Option Shares (or such shorter period during which the shares have been quoted).

(c)	No:

(i)	exemption under sections 111AS or 111AT of the Corporations Act; or

(ii)	order under sections 340 or 341 of the Corporations Act,

covered the Company, or any person, as a director or auditor of the Company at any time during the 12 month period immediately preceding the issue of the Option Shares (or such shorter period during which the Company’s shares have been quoted).

(d)	ASIC has not made, and to the best of the Company’s knowledge will not before Completion make, a determination under sub-section 708A(2) of the Corporations Act that it is satisfied that the Company has, within the previous 12 months, contravened any of the provisions listed in that sub-section.

(e)	Case 1 of section 708A of the Corporations Act is and will be applicable such that a subsequent offer of the Option Shares for sale will not require disclosure under the Corporations Act. In particular, the Company will not be issuing the Option Shares for the purpose of the Option Holder selling or transferring them (or granting, issuing or transferring interests in, or options over, them).

(f)	The Company is not aware of any reason why ASX would not grant quotation of all Option Shares on ASX.

(g)	Approval is not required by shareholders of the Company to issue the Option Shares.

2.4	Third party rights

There is no Encumbrance, option, right of pre-emption, right of first or last refusal or other third party right (other than options to subscribe for fully paid ordinary shares in the Company, the details of which are in the public domain) created by the Company over any of the share capital of the Company.

2.5	No Encumbrances

The Option Shares will upon issue to the Option Holder (or its nominee) be free from any Encumbrances.

2.6	Ranking

The Option Shares will upon issue to the Option Holder (or its nominee) rank pari passu with all other Shares in all respects (including with respect to rights to dividends).

2.7	Transfer

The Option Shares will upon issue to the Option Holder (or its nominee) be able to be transferred by the Option Holder (or its nominee) to a third party without the need for disclosure under the Corporations Act (or any other applicable law).

3.	Disclosure by the Company

3.1	Listing Rules

(a)	The Company has at all times complied with, and is currently in compliance with, its obligations under Listing Rule 3.1.

(b)	On the date of the issue of the Option Shares the Company is not withholding from disclosure to ASX any information which would have a material effect on the price or value of its Shares, whether under Listing Rule 3.1A or otherwise.

3.2	Constitution

A true and complete copy of the constitution of the Company has been disclosed to ASX by the Company before the date of this deed.

Schedule 2 Option Exercise Request

[On Company letterhead]

[Date]

Acuity Capital Investment Management Pty Ltd as trustee

for the Acuity Capital Holdings Trust

International Tower Three, Level 24

300 Barangaroo Avenue

Barangaroo NSW 2000

By email: execution@acuitycapital.com.au

Attention: Acuity Capital Execution Team

Notice of request to exercise Option

We refer to the Controlled Placement Deed between us dated [insert date of deed] (Deed). Words and expression defined in the Deed have the same meaning when used in this notice.

We request that you exercise the Option granted to you under the Deed, with the following terms:

Valuation Period Start Date [insert date]

Valuation Period End Date [insert date]

Floor Price [insert price]

Maximum Number of Exercise Shares [insert number of shares]

(optional)

and/or

Maximum Exercise Value [insert value]

This notice constitutes an Exercise Request for the purposes of the Deed.

We confirm that we have not disclosed any price-sensitive information to Acuity Capital that has not also been disclosed to the ASX.

[Insert name]

For and on behalf of

G Medical Innovations Holdings Limited

Schedule 3 Option Exercise Notice

[On Option Holder letterhead]

[Date]

G Medical Innovations Holdings Limited

Willow House Cricket Sq

#VALUE!

By email: [TBC]

Attention: [TBC]

Notice of exercise of Option

We refer to the Option Exercise Request from you to us dated [insert date of Exercise Request] and the Controlled Placement Deed between us dated [insert date of deed] (Deed). Words and expression defined in the Deed have the same meaning when used in this notice.

We exercise the Option granted to us under the Deed and require you to issue to us [insert number of Option Shares] Option Shares on the terms and conditions set out in the Deed.

In accordance with clause 2.6(c) of the Deed we specify $[insert] as the price per Share (being the Exercise Price under the Deed).

In accordance with clause 2.6(d) of the Deed we specify [insert date] as the Completion Date.

This notice constitutes an Option Exercise Notice for the purposes of the Deed.

[Insert name]

For and on behalf of

Acuity Capital Investment Management Pty Ltd as trustee for the Acuity Capital Holdings Trust

Schedule 4 Fees

In accordance with clause 2.8, clause 3 and this Schedule 4, the following fees are payable by the Company.

1.	Transaction Fee

The Company must pay the Option Holder a Transaction Fee of $30,000 at the earlier of:

(a)	the Option Start Date; or

(b)	five Business Days following the date of this deed.

The Option Holder may agree to accept the Transaction Fee in the form of Shares. If the Option Holder does agree to accept the Transaction Fee in the form of Shares, the share price per share will be equal to a 10% discount to the five day volume weighted average price of the Shares prior to the Shares being issued.

2.	Non-utilisation Fee

Not applicable.

3.	Termination Fee

Not applicable.

4.	Rebate of Fees to Company

Not applicable.

Schedule 5 Trustee limitation of liability

In accordance with clause 7.1 and this Schedule 5 the following provisions are applicable.

1.1	Limitation

Subject to clause 1.3 of this schedule and to the extent permitted by law:

(a)	the liability of the Trustee to any other party in respect of any cause of action, claim or loss arising under this deed (Claim) is limited to the extent that the Trustee is entitled and able to recover from the property of the Trust (after taking account of the costs of exercising its right of indemnity or exoneration);

(b)	no further Claim may be made against the Trustee for any amount outstanding after exercise of such rights; and

(c)	this limitation of the Trustee’s liability applies despite any other provision of this deed and extends to all liabilities and obligations of the Trustee in any way connected with any representation, warranty, conduct, omission, agreement or transaction related to this deed.

1.2	Acknowledgment of limitations

The parties agree and acknowledge that they will not, in respect of any Claim:

(a)	subject to clause 1.3 of this schedule, bring proceedings against the Trustee for any Claim or amount that is not provided for in this clause; or

(b)	seek to wind up, dissolve or appoint an administrator, manager, receiver, liquidator or other similar officer to the Trustee or its assets except to the extent that the steps taken affect any property of the Trust or the Trustee’s right of recourse against, and indemnity from, the property of the Trust and nothing else.

1.3	Exception

The limitation in clause 1.1 of this schedule does not apply in respect of a Claim to the extent that:

(a)	the right of indemnity, exoneration or recoupment out of the property of the Trust; or

(b)	the actual amount recoverable from the Trustee in exercise of those rights,

is reduced (in whole or in part) or does not exist, as a result of the Trustee acting fraudulently, negligently, with wilful misconduct or in breach of trust.

1.4	Limitation on authority

Acts and omissions of a person, who is appointed to perform a particular function in relation to the Trustee will not be considered to be the fraud, negligence, wilful misconduct or dishonesty of the Trustee for the purposes of clause 1.3 of this schedule.

Schedule 6 Suspension

Dates the Company has been in suspension in the 12 months prior to the Option Start Date:

[XX]

END